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                                                                     EXHIBIT 4.2

NUMBER                                                                    SHARES

     1                                                                    100

                     INCORPORATED UNDER THE LAWS OF BERMUDA

                              TRENWICK GROUP LTD.
                        PAR VALUE OF SHARES US$0.10 EACH

     THIS IS TO CERTIFY THAT [               ], [               ] IS THE
REGISTERED HOLDER OF ONE HUNDRED FULLY PAID COMMON SHARES OF THE PAR VALUE OF US $0.10 EACH IN THE ABOVE-NAMED COMPANY, SUBJECT TO THE MEMORANDUM OF ASSOCIATION AND BYE-LAWS THEREOF.

     GIVEN UNDER THE COMMON SEAL OF THE COMPANY THIS [  ] DAY OF [          ],
2000.

                                          SPECIMEN CERTIFICATE

                                 -------------------------------------- DIRECTOR

                                -------------------------------------- SECRETARY